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                                                                    EXHIBIT 10


                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 31st day of March, 1998 by and between Fisher Scientific International Inc., a Delaware corporation having its primary place of business at Liberty Lane, Hampton, New Hampshire 03842 (the "Company") and David T. Della Penta, residing at 2500 East Avenue, Apartment 8T, Rochester, New York 14610 (the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Company desires to employ the Executive as its President and the Executive is willing to serve in that capacity;

     WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment;

     NOW THEREFORE, in consideration of the provisions of mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

     1. EMPLOYMENT PERIOD. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company for the period commencing on April 20, 1998 (the "Effective Date") and ending on the third anniversary of such date, together with any extension thereof (the "Employment
Period"). On each anniversary of the date hereof, unless either party hereto shall have given the other party thirty (30) days' advance notice to the contrary, the Employment Period shall be extended by an additional year, so that on each anniversary of the date hereof the Employment Period shall always consist of three years.

     2. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. During the Employment Period, Executive shall serve as President and Chief Operating Officer of the Company. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time, attention, skill and efforts to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. Notwithstanding the foregoing, it shall not

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be a violation of this Agreement for the Executive to (i) serve with the prior approval of the Board of Directors of the Company (the "Board") on corporate, civic, charitable, governmental or religious boards or committees; provided, however, it is understood and agreed that the Executive may continue to serve as a member of the Board of Directors of World of Science, Inc., Yellow Springs Instruments, Inc. and Sear Brown and Associates and (ii) manage personal investments, so long as such activities do not interfere in more than a DI MINIMUS manner with the performance of Executive's responsibilities under this Agreement.

     (b) COMPENSATION. As full compensation for Executive's services hereunder, and subject to all the provisions hereof,

           (i) BASE SALARY. During the Employment Period, the Company shall pay Executive an annual base salary at such rate per annum as may be fixed by the Compensation Committee of the Board from time to time but in no event at a rate less than Four Hundred Fifty Thousand Dollars ($450,000) per annum ("Base Salary"). Base Salary shall be paid to Executive semi-monthly or otherwise in accordance with the Company's normal payroll practices and subject to required withholding.

           (ii) ANNUAL BONUS. In addition to Annual Base Salary, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus") for each fiscal year ending during the Employment Period targeted at 100% of Executive's Base Salary. The actual amount of Executive's Annual Bonus shall be dependent on the Company's and Executive's performance as may be determined by the Compensation Committee, in its discretion, in accordance with its policies generally.

           (iii) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company.

           (iv) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible to participate in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company





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     (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company; provided however that notwithstanding the foregoing, the Company shall provide the Executive with a Split-Dollar Life Insurance policy in the face amount of Two Million Five Hundred Thousand Dollars ($2,500,000), 75% of the annual cost of which shall be borne by the Company and 25% of the annual cost of which shall be borne by the Executive.

          (v) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices, and procedures of the Company generally. In addition, the Company shall pay for or provide, as the case may be, a membership in Wentworth By The Sea Country Club and reimburse the Executive for club dues and/or personal tax planning services in an amount not to exceed Ten Thousand Dollars ($10,000) per year.

          (vi) SIGN-ON BONUS. As a bonus in connection with execution of this Agreement, the Executive shall be paid, subject to withholding, Three Hundred Thousand Dollars ($300,000) and shall have the right and option, but not the obligation, exercisable within thirty (30) days of the date of this Agreement, to purchase up to 50,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company, at a price of $9.65 per share. Common Stock purchased by the Executive shall be subject to the terms and conditions of the Investors Agreement dated as of January 21, 1998 (the "Investors Agreement"), a copy of which is attached as Exhibit A.

          (vii) STOCK OPTIONS. (A) Subject to execution of this Agreement by Executive, Executive was granted Executive shall be granted options to purchase 250,000 shares of Common Stock having an exercise price of $9.65 per share and vesting in cumulative installments of 20% per annum (the "Vesting Options") and such other terms and conditions set forth in the Fisher Scientific International Inc. 1998 Equity and Incentive Plan (the "1998 Option Plan") and the applicable Award Agreement evidencing the grant of such options attached hereto as Exhibits B-1 and B-2, respectively, subject in any event to approval of the



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     1998 Option Plan at the Company's Annual Meeting of Stockholders to be held
     May 12, 1998 (the "Annual Meeting"). For each share of Common Stock purchased pursuant to paragraph (vi) above, Executive will be granted an additional 1.5 Vesting Options having the same exercise price and vesting period as the 250,000 Vesting Options granted pursuant to this paragraph.

          (B) Subject to the execution of this Agreement, Executive was granted options to purchase 250,000 shares of Common Stock having an exercise price of $19.30 per share (the "Performance Options")and such other terms and conditions set forth in the 1998 Option Plan and the applicable Award Agreement evidencing the grant of such options attached as Exhibit B-3, subject in any event to approval of such plan at the Annual Meeting. For each share of Common Stock purchased by Executive pursuant to paragraph (vi) above, Executive will be granted an additional 1.5 Performance Options having the same exercise price and vesting period as the 250,000 Vesting Options granted pursuant to this paragraph.

          (viii) RELOCATION. Full relocation benefits in accordance with the standard policies and practices of the Company with other peer executives.

     3. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that a Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within such period, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence or inability of the Executive to perform his duties under this Agreement on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.



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     (b)   CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

           (i) the conviction (or plea of guilty or NOLO CONTENDERE) of the Executive with respect to any felony, or with respect to any crime involving fraud, dishonesty or misappropriation, or moral turpitude whether or not the act giving rise to such conviction or plea is directly involving the Company;

           (ii) commission of an act directly involving the Company, which involves fraud, dishonesty or misappropriation or moral turpitude;

           (iii) Executive's continued willful neglect of his duties and responsibilities under the Agreement or Executive's gross negligence;

           (iv) Executive's willful misconduct with respect to the Company or its subsidiaries;

           (v) the failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

           (vi) material breach of any of the provisions of this Agreement by the Executive.

     (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason at any time within 90 days after the occurrence of Good Reason. For purposes of this Agreement, Good Reason shall mean:

           (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position, authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by the Company which results in a material and permanent diminution in such position, authority, duties or



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     responsibilities, excluding action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof by the Executive;

           (ii) any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof by the Executive;

           (iii) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

           (iv) any failure by the Company to comply with and satisfy Section 5(c) of this Agreement.

     (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 6(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is



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terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     4. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Death or Disability or the Executive shall terminate employment for Good Reason:

          (i)    the Company shall pay to the Executive the following:

                 (A) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid.

                 (B) the Executive's Base Salary, less interim earnings, applicable to the period beginning on the Date of Termination and ending on the date which is the second anniversary of the Date of Termination or the end of the Employment Period whichever shall be first to occur (the "Severance Period").

                 (C) any amount or benefit payable under the 1998 Equity and Incentive Plan as specified in an Award Agreement between the Company and the Executive.

          (ii) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services selected by the Company, the total cost of which shall not exceed $50,000; and

          (iii) during the Severance Period or such longer period required by COBRA, to the extent not theretofore paid or provided, the Company shall provide, and timely pay the premiums for, medical coverage for Executive and his dependents in a manner consistent with that provided to other peer executives of the Company.

     (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than for payment to Executive's estate of Executive's Base Salary through the date of death to the extent not theretofore paid, Executive's Annual Bonus to the extent declared but unpaid



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and such payment, obligations and duties as may be required under any benefit or incentive Plan applicable to the Executive, including the 1998 Option Plan.

     (c) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive (x) Executive's Base Salary through the Date of Termination to the extent not theretofore paid and (y) the amount of any compensation previously deferred by the Executive. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligation to the Executive, other than the obligation to pay Executive's Base Salary through the Date of Termination to the extent not theretofore paid and the timely payment or provision of other benefits to which the Executive is entitled as of the Date of Termination under any employer benefit or incentive plan applicable to the Executive.

     5.    SUCCESSORS.   (a)   This Agreement is personal to the Executive and
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

           (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

           (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     6. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors



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and legal representatives.

           (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           IF TO THE EXECUTIVE:

           David T. Della Penta
           2500 East Avenue
           Apartment 8T
           Rochester, New York 14610

           IF TO THE COMPANY:

           Attention: General Counsel
           Fisher Scientific International Inc.
           Liberty Lane
           Hampton, NH 03842

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

           (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

           (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

           (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     7. INTELLECTUAL PROPERTY; CONFIDENTIAL INFORMATION, CONFLICTS OF INTEREST AND RELEASE. Contemporaneously with the execution of this Agreement Executive has executed the Agreement Relating to Intellectual Property, Confidential Information, Conflicts of Interest and Release (the "Noncompete") attached



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hereto as Exhibit C. The terms of the Noncompete are incorporated by reference in this Agreement as if fully set forth herein.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.
                                         /s/ David T. Della Penta
                                         ----------------------------------
                                         David T. Della Penta






                                         Fisher Scientific International Inc

                                         By: /s/ Todd M. Duchene
                                         ----------------------------------
                                         Todd M. Cuchene









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